UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2016

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2016 Solitario Exploration & Royalty Corp. (“Solitario” or the “Company”) held its Annual Meeting of Shareholders at which holders of 31,366,975 shares or 80% of the total outstanding shares eligible to vote as of the record date were present in person or by proxy. The three matters identified below were submitted to a vote of shareholders. Each proposal is more fully described in Solitario’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2016.

a)           Election of Directors. Five directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified, with each director receiving the votes below:

	Number of Shares
Name	For	Against	Withheld	Broker Non-Votes
Brian Labadie	18,313,785	265,628	56,816	12,730,746
Mark E. Jones, III	18,003,206	272,645	360,378	12,730,746
John Hainey	18,008,077	571,309	56,843	12,730,746
Leonard Harris	17,107,980	1,224,660	303,589	12,730,746
Christopher E. Herald	18,221,041	142,614	272,574	12,730,746

b)       Advisory Vote on Executive Compensation. The shareholders approved the following resolution with 17,571,564 shares voting for, 837,637 shares voting against, 47,028 shares invalid, and 12,730,746 broker non-votes:

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated April 28, 2016, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement for the 2016 annual general meeting.”

c)       Appointment of Auditors. The appointment of EKS&H LLLC as our auditors for fiscal year 2016 was ratified with 30,520,572 shares voting for, 793,360 shares voting against, 52,843 shares abstaining, and no broker non-votes.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 14, 2016

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer